Exhibit 10.40

EXHIBIT B-1
Form for Straight Grant

STRATUS PROPERTIES INC.

NOTICE OF GRANT
OF
RESTRICTED STOCK UNITS
UNDER THE _____ STOCK INCENTIVE PLAN

1. (a)           Pursuant to the Stratus Properties Inc. _____ Stock Incentive Plan (the “Plan”), on ______________, 20__(the “Grant Date”), Stratus Properties Inc., a Delaware corporation (the “Company”) granted ___________ restricted stock units (“Restricted Stock Units” or “RSUs”) to ____________________ (the “Participant”) on the terms and conditions set forth in this Notice and in the Plan.

(b) Defined terms not otherwise defined herein shall have the meanings set forth in Section 2 of the Plan.

(c) Subject to the terms, conditions, and restrictions set forth in the Plan and herein, each RSU granted hereunder represents the right to receive from the Company, on the respective scheduled vesting date for such RSU set forth in Section 2(a) of this Notice or on such earlier date as provided in Section 2(b) of this Notice or Section 5(b) of this Notice (the “Vesting Date”), one share (a “Share”) of Common Stock of the Company (“Common Stock”), free of any restrictions, all amounts notionally credited to the Participant’s Dividend Equivalent Account (as defined in Section 4 of this Notice) with respect to such RSU, and all securities and property comprising all Property Distributions (as defined in Section 4 of this Notice) deposited in such Dividend Equivalent Account with respect to such RSU.

(d) As soon as practicable after the Vesting Date (but no later than 30 days from such date) for any RSUs granted hereunder, the Participant shall receive from the Company the number of Shares to which the vested RSUs relate, free of any restrictions, a cash payment for all amounts notionally credited to the Participant’s Dividend Equivalent Account with respect to such vested RSUs, and all securities and property comprising all Property Distributions deposited in such Dividend Equivalent Account with respect to such vested RSUs.

2. (a)           The RSUs granted hereunder shall vest in installments as follows:

Scheduled Vesting Date                                                      Number of RSUs

(b) Notwithstanding Section 2(a) of this Notice, at such time as there shall be a Change in Control of the Company, all unvested RSUs shall be accelerated and shall immediately vest, provided such Change in Control also qualifies as a change in the ownership of the Company, a change in the effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company as provided under Section 409A of the Code, as amended from time to time, and any related implementing regulations or guidance.

(c) Until the respective Vesting Date for an RSU granted hereunder, such RSU, all amounts notionally credited in any Dividend Equivalent Account related to such RSU, and all securities or property comprising all Property Distributions deposited in such Dividend Equivalent Account related to such RSU shall be subject to forfeiture as provided in Section 5 of this Notice.

3. Except as provided in Section 4 of this Notice, an RSU shall not entitle the Participant to any incidents of ownership (including, without limitation, dividend and voting rights) in any Share until the RSU shall vest and the Participant shall be issued the Share to which such RSU relates nor in any securities or property comprising any Property Distribution deposited in a Dividend Equivalent Account related to such RSU until such RSU vests.

4. From and after the Grant Date of an RSU until the issuance of the Share payable in respect of such RSU, the Participant shall be credited, as of the payment date therefor, with (i) the amount of any cash dividends and (ii) the amount equal to the Fair Market Value of any Shares, Subsidiary securities, other securities, or other property distributed or distributable in respect of one share of Common Stock to which the Participant would have been entitled had the Participant been a record holder of one share of Common Stock at all times from the Grant Date to such issuance date (a “Property Distribution”).  All such credits shall be made notionally to a dividend equivalent account (a “Dividend Equivalent Account”) established for the Participant with respect to all RSUs granted hereunder with the same Vesting Date.  All credits to a Dividend Equivalent Account for the Participant shall be notionally increased by the Account Rate (as hereinafter defined), compounded quarterly, from and after the applicable date of credit until paid in accordance with the provisions of this Notice.  The “Account Rate” shall be the prime commercial lending rate announced from time to time by JPMorgan Chase Bank, N.A. or by another major national bank headquartered in New York, New York designated by the Committee.  The Committee may, in its discretion, deposit in the Participant’s Dividend Equivalent Account the securities or property comprising any Property Distribution in lieu of crediting such Dividend Equivalent Account with the Fair Market Value thereof, or may otherwise adjust the terms of the Award as permited under Section 5(b) of the Plan.

5.    (a)  Except as set forth in Section 5(b) of this Notice, all unvested RSUs provided for in this Notice, all amounts credited to the Participant’s Dividend Equivalent Accounts with respect to such RSUs, and all securities and property comprising Property Distributions deposited in such Dividend Equivalent Accounts with respect to such RSUs shall immediately be forfeited on the date the Participant ceases to be an Eligible Individual (the “Termination Date”).  In the event of a sale by the Company of its equity interest in a Subsidiary following which such entity is no longer a Subsidiary of the Company, persons who continue to be employed by such entity following such sale shall cease to be Eligible Individuals for purposes of the Plan and this Notice.

(b) Notwithstanding the foregoing, if the Participant ceases to be an Eligible Individual (the “Termination”) by reason of the Participant’s death, Disability, or Retirement, all the unvested RSUs granted hereunder, all amounts credited to the Participant’s Dividend

Equivalent Accounts with respect to such RSUs, and all securities and property comprising Property Distributions deposited in such Dividend Equivalent Accounts with respect to such RSUs shall vest as of the Participant’s Termination Date.  In the event that the Participant ceases to be an Eligible Individual by reason of the Participant’s Termination by his employer or principal without Cause, the Committee or any person to whom the Committee has delegated authority may, in its or his sole discretion, determine that all or any portion of the unvested RSUs granted hereunder, all amounts credited to the Participant’s Dividend Equivalent Accounts with respect to such RSUs, and all securities and property comprising Property Distributions deposited in such Dividend Equivalent Accounts with respect to such RSUs shall vest as of the Participant’s Termination Date.  In the event vesting is accelerated pursuant to this Section 5(b) and the Participant is a Key Employee, a distribution of Shares issuable to the Participant, all amounts notionally credited to the Participant’s Dividend Equivalent Account, and all securities and property comprising all Property Distributions deposited in such Dividend Equivalent Account due the Participant upon the vesting of the RSUs shall not occur until six months after the Participant’s Termination Date, unless the Participant’s Termination is due to death or Disability.

6. The RSUs granted hereunder, any amounts notionally credited in the Participant’s Dividend Equivalent Accounts, and any securities and property comprising Property Distributions deposited in such Dividend Equivalent Accounts are not transferable by the Participant otherwise than by will or by the laws of descent and distribution.

7. All notices hereunder shall be in writing and, if to the Company, shall be delivered personally to the Secretary of the Company or mailed to its principal office, 1615 Poydras Street, New Orleans, Louisiana 70112, addressed to the attention of the Secretary; and, if to the Participant, shall be delivered personally or mailed to the Participant at the address on file with the Company.  Such addresses may be changed at any time by notice from one party to the other.

8. This Notice is subject to the provisions of the Plan.  The Plan may at any time be amended by the Board, except that any such amendment of the Plan that would materially impair the rights of the Participant hereunder may not be made without the Participant’s consent.  The Committee may amend this Notice at any time in any manner that is not inconsistent with the terms of the Plan and that will not result in the application of Section 409A(a)(1) of the Code.  Notwithstanding the foregoing, no such amendment may materially impair the rights of the Participant hereunder without the Participant’s consent.  Except as set forth above, any applicable determinations, orders, resolutions or other actions of the Committee shall be final, conclusive and binding on the Company and the Participant.

9. The Participant is required to satisfy any obligation in respect of withholding or other payroll taxes resulting from the vesting of any RSU granted hereunder or the payment of any securities, cash, or property hereunder, in accordance with procedures established by the Committee, as a condition to receiving any securities, cash payments, or property resulting from the vesting of any RSU or otherwise.

10. Nothing in this Notice shall confer upon the Participant any right to continue in the employ of the Company or any of its Subsidiaries, or to interfere in any way with the right of the Company or any of its Subsidiaries to terminate the Participant’s employment relationship with the Company or any of its Subsidiaries at any time.

11. As used in this Notice, the following terms shall have the meanings set forth below.

(a) “Cause” shall mean any of the following: (i) the commission by the Participant of an illegal act (other than traffic violations or misdemeanors punishable solely by the payment of a fine), (ii) the engagement of the Participant in dishonest or unethical conduct, as determined by the Committee or its designee, (iii) the commission by the Participant of any fraud, theft, embezzlement, or misappropriation of funds, (iv) the failure of the Participant to carry out a directive of his superior, employer or principal, or (v) the breach of the Participant of the terms of his engagement.

(b) Change in Control.

(i)           For purposes of this Notice, “Change in Control” means
(capitalized terms not otherwise defined will have the meanings ascribed to them in paragraph (ii) below):

(A)           the acquisition by any Person together with all Affiliates of such Person, of Beneficial Ownership of the Threshold Percentage or more; provided, however, that for purposes of this Section 11(b)(i)(A), the following will not constitute a Change of Control:

(1)           any acquisition (other than a “Business
Combination,” as defined below, that constitutes a Change of Control under Section 11(b)(i)(C) hereof) of Common Stock directly from the Company,

(2)           any acquisition of Common Stock by the Company
or its subsidiaries,

(3)           any acquisition of Common Stock by any employee
benefit plan (or related trust) sponsored or maintained by the Company or any corporation or other entity controlled by the Company, or

(4)           any acquisition of Common Stock pursuant to a
Business Combination that does not constitute a Change of Control under Section 11(b)(i)(C) hereof; or

(B)           individuals who, as of the effective date of this
Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of this Agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

(C)	the consummation of a reorganization, merger or
consolidation (including a merger or consolidation of the Company or any direct or indirect subsidiary of the Company), or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, immediately following such Business Combination:

(1)           the individuals and entities who were the Beneficial
Owners of the Company Voting Stock immediately prior to such Business Combination have direct or indirect Beneficial Ownership of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Post-Transaction Corporation, and

(2)	no Person together with all Affiliates of such Person
(excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either the Company, the Post-Transaction Corporation or any subsidiary of either corporation) Beneficially Owns 30% or more of the then outstanding shares of common stock of the Post-Transaction Corporation or 30% or more of the combined voting power of the then outstanding voting securities of the Post-Transaction Corporation, and

(3)	at least a majority of the members of the board of
directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, and of the action of the Board, providing for such Business Combination; or

(D)	approval by the shareholders of the Company of a complete
liquidation or dissolution of the Company.

(ii)	As used in this Section 11(b), the following terms have the
meanings indicated:

(A)	Affiliate: “Affiliate” means a Person that directly, or
indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another specified Person.

(B)	Beneficial Owner: “Beneficial Owner” (and variants
thereof), with respect to a security, means a Person who, directly or indirectly (through any contract, understanding, relationship or otherwise), has or shares (A) the power to vote, or direct the voting of, the security, and/or (B) the power to dispose of, or to direct the disposition of, the security.

(C)	Company Voting Stock: “Company Voting Stock” means
any capital stock of the Company that is then entitled to vote for the election of directors.

(D)	Majority Shares: “Majority Shares” means the number of
shares of Company Voting Stock that could elect a majority of the directors of the Company if all directors were to be elected at a single meeting.

(E)           Person:  “Person” means a natural person or entity, and will also mean the group or syndicate created when two or more Persons act as a syndicate or other group (including without limitation a partnership, limited partnership, joint venture or other joint undertaking) for the purpose of acquiring, holding, or disposing of a security, except that “Person” will not include an underwriter temporarily holding a security pursuant to an offering of the security.

(F)           Post-Transaction Corporation:  Unless a Change of Control
includes a Business Combination, “Post-Transaction Corporation” means the Company after the Change of Control.  If a Change of Control includes a Business Combination, “Post-Transaction Corporation” will mean the corporation or other entity resulting from the Business Combination unless, as a result of such Business Combination, an ultimate parent entity controls the Company or all or substantially all of the Company’s assets either directly or indirectly, in which case, “Post-Transaction Corporation” will mean such ultimate parent entity.

(G)	Threshold Percentage: “Threshold Percentage” means 30%
of all then outstanding Company Voting Stock.

(c) “Disability” shall have occurred if the Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer.

(d) “Fair Market Value” shall, with respect to a share of Common Stock, a Subsidiary security, or any other security, have the meaning set forth in the Stratus Properties Inc. Policies of the Committee applicable to the Plan, and, with respect to any other property, mean the value thereof determined by the board of directors of the Company in connection with declaring the dividend or distribution thereof.

(e) “Key Employee” shall mean any employee who meets the definition of “key employee” as defined in Section 416(i) of the Code.

(f) “Retirement” shall mean early, normal or deferred retirement of the Participant under a tax qualified retirement plan of the Company or any other cessation of the provision of services to the Company or a Subsidiary by the Participant that is deemed by the Committee or its designee to constitute a retirement.

STRATUS PROPERTIES INC.